Exhibit 10.23

                          EMPLOYEE SEPARATION AGREEMENT

          This is an Employee Separation Agreement  ("Agreement")  between Larry
W. Moore ("Mr. Moore") and C & D Technologies, Inc. (referred to herein as "C & D" or "Company") setting forth the terms of separation from employment of Mr. Moore as an officer of C & D.

                                   WITNESSETH

          WHEREAS, Mr. Moore is the Vice President, Strategic Business Alliances for the Powercom Division of C & D;

          WHEREAS, Mr. Moore and C&D are parties to that certain employment agreement dated August 1, 1997 (the "Employment Agreement"); and

          WHEREAS, C&D advised Mr. Moore that it had elected not to renew the Employment Agreement;

          WHEREAS, Mr. Moore requested from C&D and C&D has agreed to grant Mr. Moore certain accommodations, set forth herein, which Mr. Moore acknowledges that C&D is not required to grant; and

          WHEREAS, C & D and Mr. Moore desire to settle and resolve the terms of the separation from employment of Mr. Moore as an officer of C & D and to fully and finally settle all differences between them.

          NOW, THEREFORE, Mr. Moore and C & D, intending to be legally bound and in consideration of the mutual promises set forth below, hereby agree as follows.

          1. TERMS OF CONTINUATION AND TERMINATION OF EMPLOYMENT.

             a. Mr. Moore's employment by C & D will terminate on the earlier of (i) the date that Mr. Moore becomes self-employed; (ii) the date on which Mr. Moore commences employment for any third party; or (iii) October 1, 2000
(hereinafter the "Effective Date"). C & D will characterize Mr. Moore's termination as a mutual separation on the basis of a position elimination for purposes of communications with third parties.

             b. Mr. Moore will be paid his regular salary through the Effective Date. Mr. Moore shall not be eligible to participate in the Management Incentive Bonus Program for the Company's fiscal year 2001. Mr. Moore shall receive an award under the Management Incentive Bonus Program for the Company's fiscal year 2000 in the gross amount of $49,088, net of standard payroll and tax deductions, at the same time as bonus awards are paid to program participants, generally. Mr. Moore shall not be eligible to receive any additional awards of stock options under any of C&D's stock option plans.

             c. Until the Effective Date, Mr. Moore's title shall be "Vice President - Telecommunications Consulting." Mr. Moore shall perform only such job duties as may be communicated to him, in writing, by either of Wade H. Roberts, Jr., Bernie Radecki or the Board of Directors of C&D. Mr. Moore shall refrain from discussion with any employee, customer, supplier or any other party with whom C&D has a commercial relationship regarding his employment or the anticipated cessation thereof or the subject matter of this agreement without the prior written consent of Wade H. Roberts, Jr., Bernie Radecki or the C&D Board of Directors, other than to say that the relationship between Mr. Moore and C&D is being terminated due to a position elimination.

          2. TERMINATION OF EMPLOYMENT AGREEMENT.

             The parties mutually agree that the Employment Agreement shall, as of March 1, 2000, be null and void and of no force and effect.

          3. PAYMENTS BY C & D.

             C & D shall pay Mr. Moore the sum of $50,000, less applicable federal, state, and local payroll and other taxes ("Severance Pay") on or about January 15, 2001, provided that Mr. Moore complies with this Agreement, and further provided that he executes a Release in the form attached hereto as Exhibit A within thirty (30) days of the Effective Date.

          4. FRINGE BENEFITS.

             a. Mr. Moore may continue to participate in the Company's medical, dental, and life insurance programs through the Effective Date. Thereafter, Mr. Moore may continue, at his expense, his medical and dental insurance benefits to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

             b. Mr. Moore shall be paid for three (3) weeks vacation time banked prior to December 31, 1999. Mr. Moore will not receive pay in lieu of vacation time that he would have been entitled to take from January 1, 2000 through the Effective Date, and no additional vacation time shall accrue from January 1, 2000 through the Effective Date.

             c. Until the Effective Date, Mr. Moore may continue to participate in the C & D Savings Plan and Pension Plan for salaried employees and the Supplemental Executive Retirement Program in accordance with the terms of the respective Plans.

             d. Notwithstanding the terms of any stock option award agreements or other agreement(s) between Mr. Moore and the Company, Mr. Moore may exercise, in accordance with the terms of the applicable Stock Option Plan(s), only such stock options which have vested or vest, in accordance with their terms, prior to the Effective Date.

             e. All other employee benefits not specifically continued by this Agreement shall terminate on the Effective Date.

          5. GENERAL RELEASE.

          After having had a reasonable opportunity to review this Agreement and an opportunity to consult with an advisor or an attorney of his choice, Mr. Moore, his heirs, administrators, and assigns, knowingly and voluntarily releases, remises and forever discharges C & D, its subsidiary and related companies, and each of their respective officers, directors, employees, agents and attorneys and all those charged or chargeable with liability on their behalf (collectively "Releasees"), from any and all rights or claims, of any nature whatsoever which he has or may have against Releasees, including, but not limited to those rights or claims arising out of or in any way connected with Mr. Moore's employment by C & D or his separation from employment by C & D, including, but not limited to claims for wrongful discharge, breach of contract, breach of the covenant of good faith, intentional or negligent infliction of emotional distress, defamation, negligence, misrepresentation, fraud, discrimination on the basis of race, color, religion, marital status, national origin, handicap or disability, or veteran's status, including, but not limited to all rights or claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e-1, et seq., the Americans With Disabilities Act, 42 U.S.C. ss. 12101, et seq., and the Pennsylvania Human Relations Act, 43 P.S. ss. 951 et seq., as well as any other claim arising under any other federal, state, or local statute, ordinance, regulation, or common law that Mr. Moore now has or ever had against Releasees from the beginning of time to the date of this Agreement. It is expressly understood and agreed that the foregoing is a general release.

          6. RELEASE OF AGE DISCRIMINATION CLAIMS.

          After having had a reasonable opportunity to review this Agreement and an opportunity to consult with an attorney or adviser of his choice, Mr. Moore, his heirs, administrators, and assigns, knowingly and voluntarily releases, remises and forever discharges C & D Technologies, Inc., its subsidiary and related companies, and each of their respective officers, directors, employees and agents and all those charged or chargeable with liability on their behalf, of and from any and all rights or claims which he may have against any of them under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621 et. seq. or under any other federal or state law prohibiting discrimination based upon age, from the beginning of time to the date of this Agreement.

          7. COMPLIANCE WITH OLDER WORKERS BENEFIT PROTECTION ACT.

          This Agreement is intended to comply with Section 201 of the Older Workers Benefit Protection Act of 1990, 29 U.S.C. ss. 626(f). Accordingly, Mr. Moore acknowledges and represents as follows:

             a. he waives all rights or claims against C & D under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621, et seq. ("ADEA") knowingly and voluntarily in exchange for consideration of value to which he is not otherwise entitled;

             b. he has been advised in writing by C & D to consult with an attorney in connection with this Agreement and his decision to waive his rights or claims under the ADEA;

             c. he has been given a period of at least twenty-one (21) days within which to consider this Agreement and his decision to waive his rights or claims under the ADEA; and

             d. he has been informed by C & D and understands that he may revoke this Agreement for a period of seven (7) days after signing it and that this Agreement will not become effective or enforceable until after this seven
(7) day period has expired.

          8. REVOCATION OF THIS AGREEMENT.

          In the event that Mr. Moore chooses to revoke his acceptance of this Agreement, he will provide C & D with written notice of the revocation, which shall be sent by United States mail, certified, return receipt requested, post-marked within seven (7) days of the date that he signs this Agreement. Notice to C & D shall be given to Mark Sappir, Vice President - Human Resources.

          9. COVENANT NOT TO SUE.

          Mr. Moore agrees and covenants that he has not and will not bring any action, or file any claims against C & D and its subsidiary and related companies, or any of their respective officers, directors, employees or agents, past and present, individually or collectively, which relates in any way to his employment or his separation from employment by C & D.

          10. NONDISCLOSURE OF INFORMATION.

          Mr. Moore acknowledges that he signed an "Agreement Relating to Intellectual Property and Confidential Information" with C & D on December 16, 1996 ("Confidentiality Agreement"). A copy is attached to this Agreement as Exhibit "1." Mr. Moore reaffirms the obligations and duties he assumed under the Confidentiality Agreement and agrees that he shall continue to abide by the terms of the Confidentiality Agreement after the termination of his employment.

          11. RETURN OF PROPERTY.

          Mr. Moore represents that he has returned to C & D or will return prior to the Effective Date all materials in his possession or within his control which relate to the business of C & D, including, but not limited to, data, documents, reports, programs, diskettes, computer printouts, program listings, computer hardware and/or software, memoranda, notes, records, reports, plans, studies, price lists, customer lists, customer contact and other information, and any and all similar information without regard to the form in which it is maintained. Mr. Moore acknowledges that all such materials are the sole property of C & D and that he has no right, title, or other interest in or to such materials. Mr. Moore further agrees to return all Company credit cards, computers, printers, telephones and any similar or dissimilar items.

          12. NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.

              a. Mr. Moore agrees that beginning on the date hereof and for a period of one (1) year from The Effective Date, he shall not, either directly or indirectly, induce, suggest, encourage, entice, or solicit any employee of C & D to leave the employ of C & D.

              b. Mr. Moore agrees that beginning on the date hereof and for a period of one (1) year from the date of this Agreement, he will not, either directly or indirectly or by acting in concert with others, solicit, influence, or attempt to solicit or influence, any customers of C & D or any customer prospects of C & D with whom Mr. Moore had any contact during the two (2) year period prior to his separation from employment by C & D to purchase from any other person, partnership, corporation or other entity any products which are the same, similar to or marketed as competitive with products sold by C & D.

          13. NON-COMPETITION.

              a. Mr. Moore agrees that during such time as he shall be employed by the Company, and for the applicable Restricted Period (as defined below) thereafter, he shall not, without the written consent of the Board of Directors, directly or indirectly, become associated with, render services to, invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner, agent of or consultant for, any business that, at the time his employment with the Company ceases, is competitive with the business in which the

Company is engaged or in which the Company has taken affirmative steps to engage (a "Competitive Business"); provided, however, that nothing herein (i) shall prevent Mr. Moore from investing without limit in the securities of any company listed on a national securities exchange, provided that his involvement with any such company is solely that of a stockholder, and (ii) is intended to prevent him from being employed during the applicable Restricted Period by any business other than a Competitive Business. The applicable Restricted Period shall be the one-year period following the Effective Date.

              b. The parties hereto intend that the covenant contained in this Section 13 shall be deemed a series of separate covenants for each state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 13, because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the states, counties and cities therein which are least populous), which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this
Section  13.


          14. NO DISPARAGEMENT.

          Mr. Moore shall not at any time make any disparaging remarks about C & D, its products, officers, directors or employees, nor shall C&D's officers or directors at any time make disparaging remarks about Mr. Moore.

          15. ENFORCEMENT.

          Mr. Moore acknowledges that he has received sufficient consideration for the covenants and restrictions contained in this Agreement including, without limitation, those set forth in Sections 10, 12 and 13 of this Agreement; that such restrictions are reasonable in time and scope, and are necessary for the reasonable protection of the business of C & D. Mr. Moore also acknowledges that monetary damages would be an inadequate remedy for a breach by Mr. Moore of the promises contained in Sections 10, 12 and 13 of this Agreement and, if found by a court of competent jurisdiction to have breached any of these restrictions, consents to the entry of an order granting injunctive relief to prevent further violations of those restrictions by Mr. Moore. Mr. Moore agrees that the time period of the obligations set forth in Sections 10, 12 and 13 of this Agreement shall be extended by any amount of time during which he is in violation of the obligations set forth therein. Mr. Moore also agrees that any award of injunctive relief shall be in addition to, and in no way shall serve as, a limitation on any and all other remedies C & D may have for enforcement of the obligations set forth in Sections 10, 12 and 13 of this Agreement.

          16. COOPERATION WITH C & D.

          Mr. Moore will fully cooperate with and assist C & D or any other company affiliated with C & D in connection with its defense or prosecution of any civil action or other legal proceeding involving C & D, of which C & D believes Mr. Moore has knowledge or information. This cooperation shall include, but it is not limited to, being reasonably available to participate in depositions, providing accurate and truthful information about C & D, complying with requests by C & D to meet with its attorneys for the purpose of providing information to them, and providing any other form of reasonable assistance requested.

          17. TERMS CONFIDENTIAL.

          Mr. Moore agrees to keep confidential and not disclose the financial terms of this Agreement except to his immediate family (who agree to comply with this obligation of confidentiality) and tax and legal advisers.

          18. ENTIRE AGREEMENT.

          This Agreement replaces and supercedes all prior agreements between the parties including, without limitation the Employment Agreement, and constitutes the entire agreement between the parties. No modification to this Agreement shall be effective unless it is in writing and signed by an officer of C & D and Mr. Moore.

          19. CHOICE OF LAW AND SELECTION OF FORUM.

          This Agreement shall be interpreted, enforced, and governed under the laws of the Commonwealth of Pennsylvania. All disputes arising under this Agreement shall be brought exclusively in either the federal or state courts of the Commonwealth of Pennsylvania. Mr. Moore consents to the exercise of personal jurisdiction by the federal and/or state courts of the Commonwealth of Pennsylvania.

          20. AGREEMENT ENTERED KNOWINGLY AND VOLUNTARILY.

          Mr. Moore acknowledges that he has been given a reasonable opportunity to discuss this Agreement with an attorney or advisor of his choice; that he has carefully read and fully understands all of the provisions of this Agreement; and that he is entering into this Agreement knowingly, voluntarily and of his own free will.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the dates indicated next to their respective signature.



March 24, 2000                            /s/ Larry W. Moore  (SEAL)
-----------------                         -------------------------------
Date                                        Larry W. Moore





                                         C & D TECHNOLOGIES, INC.



March 28, 2000                           By:/s/ Mark Z. Sappir
-----------------                           -----------------------------
Date
                                         Title: Vice President -
                                                Human Resources

                                    EXHIBIT A

                                     RELEASE


     This Release is made this _____ day of _______________, 2000 by and between C&D Technologies, Inc. ("C&D") and Larry W. Moore ("Mr. Moore").

                                    RECITALS:

     WHEREAS, the parties are parties to an Employee Separation Agreement (the "Separation Agreement") dated___________:

     WHEREAS, Mr. Moore's execution and delivery of this Release is a condition to the C&D's obligations to pay certain compensation to him under the Separation Agreement;

         NOW THEREFORE, the parties hereto, intending to be legally bound, in consideration of the mutual promises and undertakings set forth herein, do hereby agree as follows:

          1. EFFECTIVE DATE AND TRANSITION.

          As of _____________________,  2000, (the "Effective Date") Mr. Moore's
employment   with  C&D   terminated,   and  Mr.   Moore  has  no   further   job
responsibilities to perform for C&D; provided, however, that Mr. Moore shall cooperate with C&D in transitioning Mr. Moore's job responsibilities as C&D shall reasonably request, provided that Mr. Moore shall be entitled to receive reasonable compensation for any services rendered after such date and shall not be obligated to take any action that would interfere with any subsequent employment of Mr. Moore or otherwise result in economic hardship to Mr. Moore.

          2. CONSIDERATION.

          C&D shall pay to the Mr.  Moore the amounts  contemplated  pursuant to
Section 3 of the Separation Agreement, less applicable payroll and tax deductions.

          3. GENERAL RELEASE.

          After having had a reasonable opportunity to review this Agreement and an opportunity to consult with an advisor or an attorney of his choice, Mr. Moore, his heirs, administrators, and assigns, knowingly and voluntarily releases, remises and forever discharges C & D, its subsidiary and related companies, and each of their respective officers, directors, employees, agents and attorneys and all those charged or chargeable with liability on their behalf (collectively "Releasees"), from any and all rights or claims, of any nature whatsoever which he has or may have against Releasees, including, but not limited to those rights or claims arising out of or in any way connected with Mr. Moore's employment by C & D or his separation from employment by C & D, including, but not limited to claims for wrongful discharge, breach of contract, breach of the covenant of good faith, intentional or negligent infliction of emotional distress, defamation, negligence, misrepresentation, fraud, discrimination on the basis of race, color, religion, marital status, national origin, handicap or disability, or veteran's status, including, but not limited to all rights or claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e-1, et seq., the Americans With Disabilities Act, 42 U.S.C. ss.

12101, et seq., and the Pennsylvania Human Relations Act, 43 P.S. ss. 951 et seq., as well as any other claim arising under any other federal, state, or local statute, ordinance, regulation, or common law that Mr. Moore now has or ever had against Releasees from the beginning of time to the date of this Agreement. It is expressly understood and agreed that the foregoing is a general release.

          4. RELEASE OF AGE DISCRIMINATION CLAIMS.

          After having had a reasonable opportunity to review this Agreement and an opportunity to consult with an attorney or adviser of his choice, Mr. Moore, his heirs, administrators, and assigns, knowingly and voluntarily releases, remises and forever discharges C & D Technologies, Inc., its subsidiary and related companies, and each of their respective officers, directors, employees and agents and all those charged or chargeable with liability on their behalf, of and from any and all rights or claims which he may have against any of them under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621 et. seq. or under any other federal or state law prohibiting discrimination based upon age, from the beginning of time to the date of this Agreement.

          5. COMPLIANCE WITH OLDER WORKERS BENEFIT PROTECTION ACT.

          This Agreement is intended to comply with Section 201 of the Older Workers Benefit Protection Act of 1990, 29 U.S.C. ss. 626(f). Accordingly, Mr. Moore acknowledges and represents as follows:

             a. he waives all rights or claims against C & D under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621, et seq. ("ADEA") knowingly and voluntarily in exchange for consideration of value to which he is not otherwise entitled;

             b. he has been advised in writing by C & D to consult with an attorney in connection with this Agreement and his decision to waive his rights or claims under the ADEA;

             c. he has been given a period of at least twenty-one (21) days within which to consider this Agreement and his decision to waive his rights or claims under the ADEA; and

             d. he has been informed by C & D and understands that he may revoke this Agreement for a period of seven (7) days after signing it and that this Agreement will not become effective or enforceable until after this seven (7) day period has expired.

          6. REVOCATION OF THIS AGREEMENT.

          In the event that Mr. Moore chooses to revoke his acceptance of this Agreement, he will provide C & D with written notice of the revocation, which shall be sent by United States mail, certified, return receipt requested, post-marked within seven (7) days of the date that he signs this Agreement. Notice to C & D shall be given to Mark Sappir, Vice President - Human Resources.

          7. COVENANT NOT TO SUE.

          Mr. Moore agrees and covenants that he has not and will not bring any action, or file any claims against C & D and its subsidiary and related companies, or any of their respective officers, directors, employees or agents, past and present, individually or collectively, which relates in any way to his employment or his separation from employment by C & D.

          8. NO ADMISSION OF LIABILITY.

          Mr. Moore agrees that the payments made and other consideration received pursuant to this Release are not to be construed as an admission of legal liability by Releasees or any of them and that no person or entity shall utilize this Release or the consideration received pursuant to this Release as evidence of any admission of liability since Releasees expressly deny liability.

          9. NO OTHER INDUCEMENTS.

          Mr. Moore affirms that the only consideration for the signing of this Release are the terms stated herein and in the Separation Agreement and that no other promise or agreement of any kind has been made to Mr. Moore by any person or entity whatsoever to cause Mr. Moore to sign this Release.

          10. NO OTHER AGREEMENTS.

          Mr. Moore and C&D affirm that the Separation Agreement and this Release set forth the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior or contemporaneous agreements or understandings between the parties with respect to the subject matter contained herein. Further, there are no representations, arrangements or understandings, either oral or written, between the parties, which are not fully expressed herein. Finally, no alteration or other modification of this Release shall be effective unless made in writing and signed by both parties. All of the provisions of the Separation Agreement that by their terms are to be performed or that otherwise are to endure after Effective Date shall survive and continue in effect for the respective periods therein provided or contemplated.

          11. RETURN OF MATERIALS.

          Mr. Moore represents that he has returned to C&D all materials in his possession or within his control which relate to the business of C & D, including, but not limited to, data, documents, reports, programs, diskettes, computer printouts, program listings, computer hardware and/or software, memoranda, notes, records, reports, plans, studies, price lists, customer lists, customer contact and other information, and any and all similar information without regard to the form in which it is maintained. Mr. Moore acknowledges that all such materials are the sole property of C & D and that he has no right, title, or other interest in or to such materials. Mr. Moore further certifies that he has returned all Company credit cards, computers, printers, telephones and any similar or dissimilar items.

          12. CONSULTATION WITH COUNSEL.

          Mr. Moore acknowledges that C&D advised Mr. Moore to consult with an attorney prior to executing this Release.

          13. CONFIRMATION OF UNDERSTANDING.

          Mr. Moore affirms that he has carefully read this Release, that he fully understands the meaning and intent of this document, that he has signed this Release voluntarily and knowingly, and that he intends to be bound by the promises contained in this Release for the consideration described in Section 2 above.

          14. CHOICE OF LAW AND SELECTION OF FORUM.

          This Agreement shall be interpreted, enforced, and governed under the laws of the Commonwealth of Pennsylvania. All disputes arising under this Agreement shall be brought exclusively in either the federal or state courts of the Commonwealth of Pennsylvania. Mr. Moore consents to the exercise of personal jurisdiction by the federal and/or state courts of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, Mr. Moore and the authorized representative of C&D have executed this Release on the dates indicated below:


C&D TECHNOLOGIES, INC.



Dated:___________________________


By:______________________________


Title:_____________________________





Dated:_____________________________


----------------------------------
                   Larry W. Moore

                                   ENDORSEMENT


         I,  ___________________________________,  hereby acknowledge that I was given 21 days to consider the foregoing Release and voluntarily chose to sign the Release prior to the expiration of the 21-day period.

         I declare under penalty of perjury under the laws of the Commonwealth of Pennsylvania that the foregoing is true and correct.

         EXECUTED    this   ________   day   of    ______________,    ____,   at
_______________________________________, Pennsylvania.



                  ---------------------------------
                         Larry W. Moore




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